Exhibit 99.1

PREIT / 1

CONTACT: AT THE COMPANY

Mario Ventresca

EVP & CFO

(215) 875-0703

Heather Crowell

EVP, Strategy and Communications

(215) 454-1241

heather.crowell@preit.com

PREIT Reports First Quarter 2021 Results

Year-to-Date Leasing Volume Over 500% Greater Than Full Year 2020 and 35% Ahead of Full Year 2019

Liquidity Profile Continues to Improve; Total Liquidity of $103.6 Million at End of First Quarter

Traffic approaching pre-COVID levels across portfolio at 86.4% of 2019 for Comparable Portfolio in April

Philadelphia, May 5, 2021 - PREIT (NYSE: PEI) today reported results for the three months ended March 31, 2021.  A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is provided in the tables accompanying this release.

	Three Months Ended March 31,
(per share amounts)	2021	2020
Net loss - basic and diluted	$(0.64)	$(0.26)
FFO	$(0.14)	$0.14
FFO, as adjusted	$(0.15)	$0.14

“The brick and mortar recovery is gaining momentum and we believe our portfolio is poised to capitalize on this momentum.  The foundation we have created with a portfolio of properties in high barrier-to-entry markets that accommodate a broad array of uses as well as properties that have won the in-market competitive battle for the consumer are seeing strong results as the rebound continues,” said Joseph F. Coradino, Chairman and CEO of PREIT. “Traffic is improving across the portfolio with retailers posting strong sales in March, which has led to

Exhibit 99.1

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improved collections, increased liquidity and vigorous tenant demand creating a robust pipeline of leasing activity.”

•	Same Store NOI, excluding lease termination revenue, decreased 21.2% for the three months ended March 31, 2021 compared to the three months ended March 31, 2020.
•

The quarter was impacted by a decrease in real estate revenue of $8.7 million primarily resulting from prior year bankruptcies and related store closings, an increase in credit losses for challenged tenants and reduced expense recoveries resulting from temporary rent restructuring.

•	Snow removal costs increased $1.2 million from the prior year quarter as a result of several snowstorms impacting the northeastern states.
•

Cash collections continued to improve, increasing to 119% of billings for the first quarter of 2021 and exceeded 140% of monthly billings during April as collection of deferred rents continued to accelerate.

•

As of March 31, 2021, we collected 81% of billed first quarter 2021 rents, an increase from receipts of 73% and 61% of billed rents as of the end of each of the fourth and third quarters of 2020, respectively.

•	The Company’s accounts receivable balance decreased significantly in the first quarter of 2021, down to $40.4 million as of March 31, 2021 from $54.5 million as of December 31, 2020.
•	As a result of strong collections, we had cash inflow from operating activities of $16.2 million for the three months ended March 31, 2021.
•	Core Mall total occupancy was 89.2%. Core Mall non-anchor occupancy was 87.0%.
•	Core Mall non-anchor leased space, at 88.2%, exceeds occupied space by 120 basis points when factoring in executed new leases slated for future occupancy.
•	Based on a comparable set of tenants who reported sales in March of 2019 and 2021, sales grew at 14 of the Company’s managed properties in March and more than half of the portfolio for the quarter.
•	Average renewal spreads for the quarter ended March 31, 2021 were 2.2% in the wholly-owned portfolio for spaces less than 10,000 square feet.

Leasing and Redevelopment

•	390,000 square feet of leases are signed for future openings, which is expected to contribute annual gross rent of $8.3 million.
•	Leasing momentum continues to build with transactions executed for nearly 600,000 square feet of occupancy thus far this year.
•	Construction is underway for Aldi to open its first store in the portfolio at Dartmouth Mall in Dartmouth, MA in Q3 2021.
•	A lease has been executed for a new self-storage facility in previously unused below grade space at Mall at Prince George’s in Hyattsville, MD with an anticipated opening in Q1 2022.
•	Tilt Studios is under construction to replace JC Penney at Magnolia Mall in Florence, SC. The family-focused destination is expected to open in Q3 2021.
•	A transaction has been executed with Cooper Hospital for an outpatient location in the former Sears space at Moorestown Mall in Moorestown, NJ.
•	The Company executed a rezoning agreement to allow for the addition of up to 1,065 multifamily units and a hotel at Moorestown Mall.

Primary Factors Affecting Financial Results for the Three Months Ended March 31, 2021 and 2020

•

Net loss attributable to PREIT common shareholders was $49.6 million (which takes into consideration the accrual of preferred dividends that accumulated during the quarter but have not been paid), or $0.64 per basic and diluted share for the three months ended March 31, 2021, compared to net loss attributable to PREIT common shareholders of $19.9 million, or $0.26 per basic and diluted share for the three months ended March 31, 2020.

Exhibit 99.1

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•

Same Store NOI, including lease terminations, decreased by $10.1 million, or 21.1%. The decrease is primarily due to reduced revenues from bankrupt tenants, an increase in credit losses and a reduction in expense recoveries resulting from temporary rent restructuring transactions, partially offset by new store openings, including contributions from replacement anchors.

•

Non-Same Store NOI decreased by $1.6 million, primarily due to lost revenues from bankrupt tenants, an increase in credit losses and increased operating expenses. Other decreases in NOI from Non-Same Store properties is due to the transfer of property at Valley View Mall during the third quarter of 2020.

•

FFO for the three months ended March 31, 2021 was $(0.14) per diluted share and OP Unit compared to $0.14 per diluted share and OP Unit for the three months ended March 31, 2020.  Adjustments to FFO in the first quarter of 2021 were related to $(0.02) per share from gain on hedge ineffectiveness, offset by reorganization expenses and provision for employee separation expense.

All NOI and FFO amounts referenced as primary factors affecting financial results above include our share of unconsolidated properties’ revenues and expenses. Additional information regarding changes in operating results for the three months ended March 31, 2021 and 2020 is included on page 15.

Liquidity and Financing Activities

As of March 31, 2021, the Company had $75.2 million available under its First Lien Revolving Credit Facility. The  Company’s corporate cash balances, when combined with available credit, provides total liquidity of $103.6 million.

The Company refinanced the mortgage on Woodland Mall, extending the maturity to December 2021 with an option to extend for one year to December 2022.

Asset Dispositions

Multifamily Land Parcels: The Company has executed agreements of sale for land parcels for anticipated multifamily development in the amount of $87.2 million. The agreements are with multiple buyers across five properties for approximately 2,200 units as part of Phase I of the Company’s previously announced multifamily land sale plan.  Closing on the transactions is subject to customary due diligence provisions and securing entitlements.

Hotel Parcels: The Company has an executed agreement of sale to convey a land parcel for anticipated hotel development in the amount of $2.5 million for approximately 125 rooms. Closing on the transaction is subject to customary due diligence provisions and securing entitlements.

2021 Outlook

The Company is not issuing detailed guidance at this time.

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Time on Thursday
May 6, 2021, to review the Company’s results and future outlook.  To listen to the call, please dial 1-844-885-9139 (domestic toll free), or 1-647-689-4441 (international), and request to join the PREIT call, Conference ID 9844099, at least fifteen minutes before the scheduled start time as callers may experience delays.  Investors can also access the call in a "listen only" mode via the internet at the Company’s website, preit.com.  Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast.  Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

Exhibit 99.1

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For interested individuals unable to join the conference call, the online archive of the webcast will also be available for one year following the call.

About PREIT

PREIT (NYSE:PEI) is a publicly traded real estate investment trust (REIT) that owns and manages distinctive real estate in high barrier-to-entry markets at  the forefront of enabling communities through the built environment. PREIT’s robust portfolio of carefully curated retail and lifestyle offerings mixed with destination dining and entertainment experiences are located primarily in densely-populated, high barrier-to-entry markets with tremendous opportunity to create vibrant multi-use destinations. Additional information is available at preit.com or on Twitter or LinkedIn.

Rounding

Certain summarized information in the tables above may not total due to rounding.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income (computed in accordance with GAAP) excluding (i) depreciation and amortization of real estate, (ii) gains and losses on sales of certain real estate assets, (iii) gains and losses from change in control and (iv) impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance-based executive compensation programs.

FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate (including development land parcels), which are included in the determination of net loss in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net loss and net cash used in operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs,

Exhibit 99.1

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including our ability to make cash distributions. We believe that net loss is the most directly comparable GAAP measurement to FFO.

When applicable, we also present FFO, as adjusted, and FFO per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months ended March 31, 2021 and 2020, to show the effect of such items as gain or loss on debt extinguishment (including accelerated amortization of financing costs), impairment of assets, provision for employee separation expense, insurance recoveries or losses, net, gain on derecognition of property, loss on hedge ineffectiveness and reorganization expenses which had an effect on our results of operations, but are not, in our opinion, indicative of our ongoing operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net loss that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of our operating performance, such as provision for employee separation expense, gain on hedge ineffectiveness and reorganization expenses.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with GAAP, including lease termination revenue), minus property operating expenses (determined in accordance with GAAP), plus our pro rata share of revenue and property operating expenses of our unconsolidated partnership investments. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net loss (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net loss is the most directly comparable GAAP measure to NOI. NOI excludes other income, depreciation and amortization, general and administrative expenses, provision for employee separation expenses, project costs and other expenses, interest expense, reorganization expenses, equity in loss/income of partnerships, gain/loss on sale of real estate and gain/loss on sales of non-operating real estate.

Same Store NOI is calculated using retail properties owned for the full periods presented and excludes properties acquired or disposed of, under redevelopment, or designated as non-core during the periods presented.  Non Same Store NOI is calculated using the retail properties excluded from the calculation of Same Store NOI.

Financial Information of our Unconsolidated Properties

The non-GAAP financial measures of FFO and NOI presented in this press release incorporate financial information attributable to our share of unconsolidated properties. This proportionate financial information is also non-GAAP financial information, but we believe that it is helpful information because it reflects the proportionate contribution from our unconsolidated properties that are owned through investments accounted for under GAAP using the equity method of accounting. Under such method, earnings from these unconsolidated partnerships are recorded in our statements of operations prepared in accordance with GAAP under the caption entitled “Equity in (loss) income of partnerships.”

Exhibit 99.1

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To derive the proportionate financial information from our unconsolidated properties, we multiplied the percentage of our economic interest in each partnership on a property-by-property basis by each line item.  Under the partnership agreements relating to our current unconsolidated partnerships with third parties, we own a 25% to 50% economic interest in such partnerships, and there are generally no provisions in such partnership agreements relating to special non-proportionate allocations of income or loss, and there are no preferred or priority returns of capital or other similar provisions.  While this method approximates our indirect economic interest in our pro rata share of the revenue and expenses of our unconsolidated partnerships, we do not have a direct legal claim to the assets, liabilities, revenues or expenses of the unconsolidated partnerships beyond our rights as an equity owner in the event of any liquidation of such entity.  Our percentage ownership is not necessarily indicative of the legal and economic implications of our ownership interest.  Accordingly, NOI and FFO results based on our share of the results of unconsolidated partnerships do not represent cash generated from our investments in these partnerships.

Core Properties

Core Properties include all operating retail properties except for Exton Square Mall and Valley View Mall. Core Malls excludes these properties, power centers and Gloucester Premium Outlets.

Forward Looking Statements

This press release contains certain forward-looking statements that can be identified by the use of words such as “anticipate,” “believe,” “estimate,” ”expect,” “intend,” “may,” “project,” and similar expressions. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by the following:

•	the effectiveness of our financial restructuring and any additional strategies that we may employ to address our liquidity and capital resources in the future;

Exhibit 99.1

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•	our ability to achieve forecasted revenue and pro forma leverage ratio and generate free cash flow to further reduce indebtedness;
•	the COVID-19 global pandemic and the public health and governmental response, which have and may continue to exacerbate many of the risks listed herein;
•	changes in the retail and real estate industries, including bankruptcies, consolidation and store closings, particularly among anchor tenants;
•

current economic conditions, including current high rates of unemployment and its effects on consumer confidence and spending, and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions;

•	our inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise;
•	our ability to maintain and increase property occupancy, sales and rental rates;
•	increases in operating costs that cannot be passed on to tenants;
•	the effects of online shopping and other uses of technology on our retail tenants;
•	risks related to our development and redevelopment activities, including delays, cost overruns and our inability to reach projected occupancy or rental rates;
•	social unrest and acts of vandalism or violence at malls, including our properties, or at other similar spaces, and the potential effect on traffic and sales;
•	our ability to sell properties that we seek to dispose of or our ability to obtain prices we seek;
•	potential losses on impairment of certain long-lived assets, such as real estate, including losses that we might be required to record in connection with any disposition of assets;
•	our substantial debt and our ability to remain in compliance with our financial covenants under our debt facilities;
•	our ability to raise capital, including through sales of properties or interests in properties, subject to the terms of our Credit Agreements; and
•	potential dilution from any capital raising transactions or other equity issuances.

Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed herein and in the sections entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent reports we may file with the SEC. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

**     Quarterly supplemental financial and operating     **

**     information will be available on www.preit.com     **

PREIT / 8     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	Three Months Ended March 31,
(in thousands of dollars)	2021	2020
REVENUE:
Real estate revenue:
Lease revenue	$59,908	$67,721
Expense reimbursements	3,899	4,305
Other real estate revenue	1,471	1,924
Total real estate revenue	65,278	73,950
Other income	125	293
Total revenue	65,403	74,243
EXPENSES:
Operating expenses:
Property operating expenses:
CAM and real estate taxes	(27,831)	(27,517)
Utilities	(2,964)	(2,922)
Other property operating expenses	(2,364)	(2,098)
Total property operating expenses	(33,159)	(32,537)
Depreciation and amortization	(29,839)	(30,269)
General and administrative expenses	(11,831)	(10,695)
Provision for employee separation expenses	(92)	(73)
Project costs and other expenses	(101)	(95)
Total operating expenses	(75,022)	(73,669)
Interest expense, net	(30,731)	(16,858)
Reorganization expenses	(197)	-
Total expenses	(105,950)	(90,527)
Loss before equity in (loss) income of partnerships, gain on sales of real estate, net, and loss on sales of interests in non operating real estate	(40,547)	(16,284)
Equity in (loss) income of partnerships	(3,433)	819
Gain on sales of real estate, net	-	1,962
Loss on sales of interests in non operating real estate	-	(46)
Net loss	(43,980)	(13,549)
Less: net loss attributable to noncontrolling interest	1,234	516
Net loss attributable to PREIT	(42,746)	(13,033)
Less: preferred share dividends	(6,844)	(6,844)
Net loss attributable to PREIT common shareholders	$(49,590)	$(19,877)

PREIT / 9     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	Three Months Ended March 31,
(in thousands, except per share amounts)	2021	2020
Net loss	$(43,980)	$(13,549)
Noncontrolling interest	1,234	516
Preferred share dividends	(6,844)	(6,844)
Dividends on unvested restricted shares	—	(350)
Net loss used to calculate loss per share—basic and diluted	$(49,590)	$(20,227)
Basic and diluted loss per share:	$(0.64)	$(0.26)

(in thousands of shares)
Weighted average shares outstanding—basic	77,647	76,774
Effect of common share equivalents(1)	—	—
Weighted average shares outstanding—diluted	77,647	76,774

(1) The Company had net losses in all periods presented. Therefore, the effects of common share equivalents are excluded from the calculation of diluted loss per share for these periods because they would be antidilutive.

	Three Months Ended March 31,
(in thousands of dollars)	2021	2020
Comprehensive loss:
Net loss	$(43,980)	$(13,549)
Unrealized gain (loss) on derivatives	2,601	(19,751)
Amortization of settled swaps	3	5
Total comprehensive loss	(41,376)	(33,295)
Less: comprehensive loss attributable to noncontrolling interest	1,170	1,021
Comprehensive loss attributable to PREIT	$(40,206)	$(32,274)

PREIT / 10     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The following table presents a reconciliation of net loss determined in accordance with GAAP to (i) FFO attributable to common shareholders and OP Unit holders, (ii) FFO, as adjusted, attributable to common shareholders and OP Unit holders, (iii) FFO attributable to common shareholders and OP Unit holders per diluted share and OP Unit, (iv) and FFO, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
(in thousands, except per share amounts)	2021	2020
Net loss	$(43,980)	$(13,549)
Depreciation and amortization on real estate:
Consolidated properties	29,491	29,944
PREIT’s share of equity method investments	3,187	3,610
Gain on sales of real estate, net	-	(1,962)
Dividend on preferred shares	-	(6,844)
Funds from operations attributable to common shareholders and OP Unit holders	(11,302)	11,199
Provision for employee separation expenses	92	73
Gain on hedge ineffectiveness	(1,303)	-
Reorganization expenses	197	-
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders	$(12,316)	$11,272

Funds from operations attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.14)	$0.14
Funds from operations, as adjusted, attributable to common shareholders and OP Unit holders per diluted share and OP Unit	$(0.15)	$0.14
Weighted average number of shares outstanding	77,647	76,774
Weighted average effect of full conversion of OP Units	1,976	2,023
Effect of common share equivalents	691	520
Total weighted average shares outstanding, including OP Units	80,314	79,317

PREIT / 11     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

NOI for the three months ended March 31, 2021 and 2020:

	Same Store		Change		Non Same Store		Total
(in thousands of dollars)	2021	2020	$	%	2021	2020	2021	2020
NOI from consolidated properties	$32,707	$40,430	$(7,723)	(19.1%)	$(588)	$983	$32,119	$41,413
NOI attributable to equity method investments, at ownership share	5,060	7,435	(2,375)	(31.9%)	(18)	9	5,042	7,444
Total NOI	37,767	47,865	(10,098)	(21.1%)	(606)	992	37,161	48,857
Less: lease termination revenue	36	9	27	300.0%	-	-	36	9
Total NOI excluding lease termination revenue	$37,731	$47,856	$(10,125)	(21.2%)	$(606)	$992	$37,125	$48,848

PREIT / 12     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The table below reconciles net loss to NOI of our consolidated properties for the three months ended March 31, 2021 and 2020.

	Three Months Ended March 31,
(in thousands of dollars)	2021	2020
Net loss	$(43,980)	$(13,549)
Other income	(125)	(293)
Depreciation and amortization	29,839	30,269
General and administrative expenses	11,831	10,695
Provision for employee separation expense	92	73
Project costs and other expenses	101	95
Interest expense, net	30,731	16,858
Reorganization expenses	197	-
Equity in loss (income) of partnerships	3,433	(819)
Gain on sales of interests in real estate, net	-	(1,962)
Loss on sales of interest in non operating real estate	-	46
NOI from consolidated properties	32,119	41,413
Less: Non Same Store NOI of consolidated properties	(588)	983
Same Store NOI from consolidated properties	32,707	40,430
Less: Same Store lease termination revenue	36	9
Same Store NOI excluding lease termination revenue	$32,671	$40,421

PREIT / 13     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

The table below reconciles equity in (loss) income of partnerships to NOI of equity method investments at ownership share for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020
Equity in (loss) income of partnerships	$(3,433)	$819
Other income	-	(14)
Depreciation and amortization	3,187	3,610
Interest and other expenses	5,288	3,029
Net operating income from equity method investments at ownership share	5,042	7,444
Less: Non Same Store NOI from equity method investments at ownership share	(18)	9
Same Store NOI of equity method investments at ownership share	5,060	7,435
Less: Same Store lease termination revenue	-	-
Same Store NOI from equity method investments excluding lease termination revenue at ownership share	$5,060	$7,435

PREIT / 14     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

	March 31, 2021	December 31, 2020
(in thousands, except per share amounts)	(Unaudited)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,173,436	$3,168,536
Construction in progress	44,201	46,285
Land held for development	5,516	5,516
Total investments in real estate	3,223,153	3,220,337
Accumulated depreciation	(1,336,228)	(1,308,427)
Net investments in real estate	1,886,925	1,911,910
INVESTMENTS IN PARTNERSHIPS, at equity:	21,597	27,066
OTHER ASSETS:
Cash and cash equivalents	44,637	43,309
Tenant and other receivables, net	40,413	54,532
Intangible assets, net	11,037	11,392
Deferred costs and other assets, net	125,061	127,593
Assets held for sale	1,384	1,384
Total assets	$2,131,054	$2,177,186
LIABILITIES:
Mortgage loans payable, net	$874,926	$884,503
Term Loans, net	921,767	908,473
Revolving Facility	54,830	54,830
Tenants’ deposits and deferred rent	10,639	8,899
Distributions in excess of partnership investments	75,047	76,586
Fair value of derivative liabilities	19,388	23,292
Accrued expenses and other liabilities	88,219	93,663
Total liabilities	2,044,816	2,050,246
COMMITMENTS AND CONTINGENCIES (Note 8)
EQUITY:
Series B Preferred Shares, $.01 par value per share; 25,000 shares authorized; 3,450 shares issued and outstanding; liquidation preference of $91,020 and $89,430 at March 31, 2021 and December 31, 2020, respectively	35	35
Series C Preferred Shares, $.01 par value per share; 25,000 shares authorized; 6,900 shares issued and outstanding; liquidation preference of $181,815 and $178,710 at March 31, 2021 and December 31, 2020, respectively	69	69
Series D Preferred Shares, $.01 par value per share; 25,000 shares authorized; 5,000 shares issued and outstanding; liquidation preference of $131,446 and $129,297 at March 31, 2021 and December 31, 2020, respectively	50	50
Shares of beneficial interest, $1.00 par value per share; 200,000 shares authorized; 79,260 and 79,537 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	79,260	79,537
Capital contributed in excess of par	1,772,728	1,771,777
Accumulated other comprehensive loss	(18,080)	(20,620)
Distributions in excess of net income	(1,742,384)	(1,699,638)
Total equity—Pennsylvania Real Estate Investment Trust	91,678	131,210
Noncontrolling interest	(5,440)	(4,270)
Total equity	86,238	126,940
Total liabilities and equity	$2,131,054	$2,177,186

PREIT / 15     Pennsylvania Real Estate Investment Trust

                     Selected Financial Data

Changes in Funds from Operations for the three months ended March 31, 2021 as compared to the three months ended March 31, 2020 (all per share amounts on a diluted basis unless otherwise noted; per share amounts rounded to the nearest half penny; amounts may not total due to rounding)

(in thousands, except per share amounts)	Three Months Ended March 31	Per Diluted Share and OP Unit
Funds from Operations, as adjusted March 31, 2020	$11,272	$0.14

Changes - Q1 2020 to Q1 2021

Contribution from anchor replacements and new box tenants	654	0.01
Impact from bankruptcies	(16)	-
Other leasing activity, including base rent and net CAM and real estate tax recoveries	(8,448)	(0.11)
Lease termination revenue	27	-
Credit losses	694	0.01
Other	(634)	(0.01)
Same Store NOI from unconsolidated properties	(2,375)	(0.03)
Same Store NOI	(10,098)	(0.13)
Non Same Store NOI	(1,598)	(0.02)
Dilutive effect of asset sales	281	-
General and administrative expenses	(1,136)	(0.02)
Capitalization of leasing costs	(163)	-
Other	5,276	0.07
Interest expense, net	(16,150)	(0.21)
Increase in weighted average shares	-	0.01
Funds from Operations, as adjusted March 31, 2021	(12,316)	(0.15)
Reorganization expenses	(197)	-
Provision for employee separation expense	(92)	-
Gain on hedge ineffectiveness	1,303	0.02
Funds from Operations March 31, 2021	$(11,302)	$(0.14)